EXHIBIT 12.1


I, Arnon Toussia-Cohen, certify that:

 1. I have reviewed this amendment to annual report on Form 20-F of Radcom Ltd.; and

 2. Based on my knowledge, this amendment to report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report.

Date: May 13, 2004

/s/ Arnon Toussia-Cohen

Arnon Toussia-Cohen
Chief Executive Officer